                                                                    EXHIBIT 25.1
                                                                  Conformed Copy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                                 ---------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                                 ---------------

                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

         New York                                          16-1057879
(Jurisdiction of incorporation                          (I.R.S. Employer
 or organization if not a U.S.                          Identification No.)
 national bank)

 140 Broadway, New York, N.Y.                                10005-1180
 (212) 658-1000                                              (Zip Code)
 (Address of principal executive offices)

                                  Eric Parets
                             Senior Vice President
                              Marine Midland Bank
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-6560
           (Name, address and telephone number of agent for service)

              INTERNATIONAL WIRELESS COMMUNICATIONS HOLDINGS, INC. (Exact name of obligor as specified in its charter)

     Delaware                                                  94-3248701
(State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                        Identification No.)

400 South El Camino Real, Suite 1275
San Mateo, California                                           94402
(415) 548-0808                                                (Zip Code)
(Address of principal executive offices)

                       14% SENIOR SECURED NOTES DUE 2001
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.
        --------------------

         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervisory authority to which it is subject.

         State of New York Banking Department.

         Federal Deposit Insurance Corporation, Washington, D.C.

         Board of Governors of the Federal Reserve System,
         Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2. Affiliations with Obligor.
        --------------------------

         If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

Item 16.  List of Exhibits.
          -----------------


Exhibit
- -------

T1A(i)                    *    -   Copy of the Organization Certificate of Marine Midland Bank.


T1A(ii)                   *    -   Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of Marine Midland Bank to commence business.


T1A(iii)                       -   Not applicable.


T1A(iv)                   *    -   Copy of the existing By-Laws of Marine Midland Bank as adopted on January 20, 1994.


T1A(v)                             Not applicable.


T1A(vi)                   *    -   Consent of Marine Midland Bank required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)                       -   Copy of the latest report of condition of the trustee (June 30, 1996), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                      -   Not applicable.


T1A(ix)                        -   Not applicable.

    * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 11th day of September 1996.


                                       MARINE MIDLAND BANK


                                       By: /s/ James D. Nesci
                                          ------------------------------
                                            James D. Nesci
                                            Corporate Trust Officer

                                                               EXHIBIT T1A (VII)

                                                       Board of Governors of the
                                                          Federal Reserve System
                                                           OMB Number: 7100-0036
                                                       Federal Deposit Insurance
                                                                     Corporation
                                                           OMB Number: 3064-0052
                                                    Office of the Comptroller of
                                                                    the Currency
                                                           OMB Number: 1557-0081
                                                          Expires March 31, 1999

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
- --------------------------------------------------------------------------------
This financial information has not been reviewed,                            [1]
or confirmed for accuracy or relevance, by the
Federal Reserve System.                                 Please refer to page i,
                                                        Table of Contents, for
                                                        the required disclosure
                                                        of estimated burden.
- -------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN OFFICES-FFIEC 031

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1996  (950630)
                                             ------------
                                              (RCRI 9999)

This report is required by law; 12 U.S.C. (S)324 (State member banks); 12 U.S.C.
(S) 1817 (State nonmember banks); and 12 U.S.C. (S)161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consoli-dated foreign subsidiaries, or International Banking Facilities.

- -------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
   --------------------------------------------
  Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

    /s/ Gerald A. Ronning
    ----------------------------------
Signature of Officer Authorized to Sign Report

    7/25/96
- -----------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

   /s/ Henry J. Nowak
- -------------------------------------
Director (Trustee)

   /s/ Bernard J. Kennedy
- -------------------------------------
Director (Trustee)

   /s/ Northrup R. Knox
- -------------------------------------
Director (Trustee)

- -------------------------------------------------------------------------------
FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANK: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

- -------------------------------------------------------------------------------

 FDIC Certificate Number    0    0   5   8   9
                           --------------------
                               (RCRI 9030)

       NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank          of Buffalo
    Name of Bank                City

in the state of New York, at the close of business
June 30, 1996

                                                                  Thousands
                                                                  of dollars
ASSETS
Cash and balances due from depository
institutions:

  Noninterest-bearing balances
  currency and coin...........................                    $ 1,133,237
  Interest-bearing balances...................                      1,117,267
  Held-to-maturity securities.................                              0
  Available-for-sale securities...............                      3,312,291

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

  Federal funds sold..........................                        555,000
  Securities purchased under
  agreements to resell........................                        421,771

Loans and lease financing receivables:

  Loans and leases net of unearned
  income......................................       14,765,000
  LESS: Allowance for loan and lease
  losses......................................          456,646
  LESS: Allocated transfer risk reserve.......                0

  Loans and lease, net of unearned
  income, allowance, and reserve..............                     14,308,354
  Trading assets..............................                        871,466
  Premises and fixed assets (including
  capitalized leases).........................                        181,721

Other real estate owned.......................                          4,643
Investments in unconsolidated
subsidiaries and associated companies.........                              0
Customers' liability to this bank on
acceptances outstanding.......................                         23,253
Intangible assets.............................                        164,521
Other assets..................................                        460,618
Total assets..................................                     22,554,142

LIABILITIES
Deposits:
  In domestic offices.........................                    14,788,828

  Noninterest-bearing.........................        3,061,906
  Interest-bearing............................       11,726,922

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs........................                     3,485,266

  Noninterest-bearing.........................                0
  Interest-bearing............................        3,485,266

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

  Federal funds purchased.....................                       859,455
  Securities sold under agreements to
  repurchase..................................                       324,584
Demand notes issued to the U.S. Treasury......                       246,051
Trading Liabilities...........................                       415,593

Other borrowed money:
  With original maturity of one year
  or less.....................................                        32,459
  With original maturity of more than
  one year....................................                             0
Mortgage indebtedness and obligations
under capitalized leases......................                        34,193
Bank's liability on acceptances
executed and outstanding......................                        23,253
Subordinated notes and debentures.............                       225,000
Other liabilities.............................                       326,680
Total liabilities.............................                    20,761,362
Limited-life preferred stock and
related surplus...............................                             0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.......................................                             0
Common Stock..................................                       185,000
Surplus.......................................                     1,633,098
Undivided profits and capital reserves........                       (23,953)
Net unrealized holding gains (losses)
on available-for-sale securities..............                        (1,365)
Cumulative foreign currency translation
adjustments...................................                             0
Total equity capital..........................                     1,792,780
Total liabilities, limited-life
 preferred stock, and equity capital..........                    22,554,142